UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 12, 2001




                        PIONEER NATURAL RESOURCES COMPANY
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)



           DELAWARE                     1-13245              75-2702753
-------------------------------       -----------       ----------------------
(State or other jurisdiction of       Commission           (I.R.S. Employer
incorporation or organization)        File Number       Identification Number)



1400 WILLIAMS SQUARE WEST, 5205 N. O'CONNOR BLVD., IRVING, TEXAS       75039
----------------------------------------------------------------     ----------
          (Address of principal executive offices)                   (Zip code)



       Registrant's Telephone Number, including area code: (972) 444-9001



                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)



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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                      Page

Item 9.  Regulation FD Disclosure...................................    3

Signatures..........................................................    5





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                        PIONEER NATURAL RESOURCES COMPANY


ITEM 9.     REGULATION FD DISCLOSURE

       The information in this document includes forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Pioneer Natural Resources Company ("Pioneer" or the "Company"), are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, litigation, the costs and results of drilling and operations, the Company's ability to replace reserves or implement its business plans, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data and environmental risks. These and other risks are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 that is available from the Company or the Securities and Exchange Commission.


Definitions of Oil and Gas Terms Used Herein

       Within this Current Report on Form 8-K, the following oil and gas terms have specific meanings: "Bbl" means a standard barrel of 42 United States gallons; "BOE" means a barrel-of-oil equivalent and is a standard convention used to express oil, natural gas liquids and gas volumes on a comparable oil equivalent basis (with equivalent gas volumes determined using the ratio of six thousand cubic feet of natural gas to one BOE); "MBOEPD" means thousand BOE per day; "Btu" means British thermal unit; "MMBtu" means one million Btu; "Mcf" means one thousand cubic feet and is a measure of natural gas volume; "MMcf" means one thousand Mcf; "NGL" means natural gas liquid; and, "NYMEX" means the New York Mercantile Exchange.

First Quarter 2001 Outlook Update

       Based on current expectations and partial actual results recorded for the first quarter ended March 31, 2001, the Company is furnishing the following update of its first quarter 2001 outlook:

       Prices and volumes. The Company's first quarter realized price for oil, including the effects of price hedges, is expected to average approximately $25.00 to $25.50 per Bbl. The Company's first quarter average realized price for natural gas liquids is expected to be between $23.25 and $23.75 per Bbl. Pioneer's first quarter realized price for gas, including the effects of price hedges, is expected to average approximately $4.00 to $4.20 per Mcf.

       Pioneer's first quarter production is now expected to average approximately 110 MBOEPD, as compared to the Company's initial estimate of 112 to 114 MBOEPD. The adjustment from Pioneer's initial production estimate is primarily attributable to reduced gas sales in Argentina. In the Neuquen basin area, unanticipated compressor maintenance and curtailments due to unscheduled downstream pipeline repairs are negatively impacting gas production for the first quarter. The Company will lose gas sales volumes of approximately 15,000 Mcf per day until the pipeline repairs are completed in April. Additionally, in the Tierra del Fuego area of Argentina, unscheduled plant downtime at a large gas purchaser led to curtailment of Pioneer's gas production of approximately 12,000 Mcf per day for 17 days during the first quarter.

       Costs and expenses. Pioneer's first quarter 2001 oil and gas production costs are expected to average approximately $5.80 to $6.00 per BOE, as compared to the Company's initial estimate of $5.70 to $6.15 per BOE. First quarter 2001 depreciation, depletion and amortization expense is expected to average approximately $5.10 per BOE, as compared to Pioneer's initial estimated range of $4.90 to $5.10 per BOE. Total exploration and abandonment expense is expected to be between $17 million and $39 million, as compared to the Company's initial estimate of $15 million to $30 million. The adjustment of the Company's estimated exploration and abandonment expense is attributable to an increase in and the timing of the Company's first quarter exploratory drilling, as is further elaborated upon in "Exploration and development expenditures", below. General and administrative expense is expected to be approximately $11 million



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during the first  quarter of 2001,  as compared to Pioneer's  initial  estimated range of $9 million to $10 million. Interest expense is expected to be $36 million to $37 million, including approximately $3 million of non-cash interest, as compared to the Company's initial estimated range of $38 million to $39 million.

       Provision for income taxes. Pioneer estimates that its first quarter 2001 provision for income taxes will be approximately $3 million.

       Exploration and development expenditures. The Company expects to incur approximately $130 million to $140 million of costs on first quarter 2001 oil and gas property acquisitions, exploration and development drilling activities. Significant exploratory drilling projects still in progress or yet to be initiated during the first quarter include one exploratory well in each of South Africa and Gabon, two deepwater Gulf of Mexico exploratory wells and three Gulf Coast continental shelf wells.

Hedging Program Update

       During the first quarter of 2001, Pioneer increased its 2001 hedged oil and gas sales volumes and has hedged a portion of its forecasted 2002, 2003 and 2004 gas sales. The following table summarizes the Company's open oil and gas hedge contracts ("1st Quarter" includes only March 2001 hedges) and the weighted average NYMEX equivalent prices for those contracts:

                                                 2001
                            -------------------------------------------------
                               1st          2nd          3rd           4th
                             Quarter      Quarter      Quarter       Quarter        2002        2003        2004
                            ---------    ---------    ---------     ---------     --------    --------    --------
Oil swaps
   Barrels per day             19,033       19,209        8,740         2,000
   Price per Bbl            $   28.38    $   28.92    $   29.28     $   30.14

Oil costless collars
   Barrels per day              7,000        7,000        2,000         2,000
   Ceiling price per Bbl    $   23.33    $   23.33    $   31.43     $   31.43
   Floor price per Bbl      $   19.29    $   19.29    $   25.00     $   25.00

Gas  swaps
   MMBtu per day              142,723      114,223       84,223        61,016       80,000      24,932      25,068
   Price per Mcf            $    6.75    $    4.15    $    3.65     $    2.90     $   4.75    $   4.50    $   4.55

Gas costless collars
   MMBtu per day               54,482       54,482       54,482        54,482       20,000
   Ceiling price per Mcf    $    2.90    $    2.90    $    2.90     $    2.90     $   6.00
   Floor price per Mcf      $    2.25    $    2.25    $    2.25     $    2.25     $   4.50



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                        PIONEER NATURAL RESOURCES COMPANY

                               S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               PIONEER NATURAL RESOURCES COMPANY




Date:   March  12, 2001        By:    /s/ RICH DEALY
                                    -------------------------------------------
                                    Rich Dealy
                                    Vice President and Chief Accounting Officer


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